Exhibit 3.258

Certificate of Incorporation

of

GNOC, CORP.

THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N. J. S. 14At 1-1 et seq., the “New Jersey Business Corporation Act.”

FIRST: The name of the corporation is

GNOC, CORP.

SECOND: The address of the corporation’s initial registered office is 14 South California Avenue, Atlantic City, N.J. 08401 The name of the registered agent at such address is Martin Wilson, Jr., Esq.

THIRD: The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act.” N. J. S. 14A:1-1 et seq.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares without par value

FIFTH: The number of directors constituting the initial Board of Directors of this corporation is (1) one. The name and address of each person who is to serve as such Director is:

Alfred J. Luciani, Boston and Pacific Avenues, Atlantic City, N.J., 08401

SIXTH: The name and address of the incorporator is Capitol Information Service, Inc., 156 West State Street, Trenton, N.J. 08608.

In Witness Whereof, each individual incorporator, being over eighteen years of age has signed this certificate: or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officers this 23rd day of November 1983.

/s/ Diane P. Dixon
Diane P. Dixon, Vice President
Capitol Information Service, Inc.
156 West State Street
Trenton, N.J. 08608

FILED FOR:	Martin Wilson, Esq.
Wilson Jacobson, Winkelstein
& Scerni
14 South California Avenue,
Atlantic City, N.J. 08401

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

GNOC, CORP.

EID 22-2494608

TO:	The Secretary of State
State of New Jersey

Pursuant to the provisions of Section l4A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is GNOC, CORP.

2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the shareholders of the corporation on the 27th day of August, 1985.

RESOLVED, that the Fourth Article of the Certificate of Incorporation has been amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Five Million (5,000,000) shares with a par value of one (1) cent.

3. The number of shares outstanding at the time of the adoption of the amendment was Three Million Twenty-five Hundred (3,002,500) shares. The total number of shares entitled to vote thereon was 3,002,500.

4. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
3,002,500	- 0 -

DATED this 17th day of October, 1985.

GNOC, CORP.
By:	/s/ Boone Wayson
Boone Wayson, President and Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

GNOC, CORP.

To:	The Secretary of State
of New Jersey

Pursuant to the provisions of Section 14A: 9-2(4) and Section 14A: 9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is GNOC, Corp.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the sole shareholder of the corporation on the 29th day of December, 1988:

RESOLVED, that the Corporation’s Certificate of Incorporation is hereby amended by adding an Article Seventh, which reads as follows:

SEVENTH:

The New Jersey Casino Control Commission (“New Jersey Commission”) shall have the right of prior approval of any and all transfers of the Corporation’s securities, shares or other interests in the Corporation as defined in the New Jersey Casino Control Act (“New Jersey Act”), and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the New Jersey Commission disapproves a transfer in accordance with the provisions of the New Jersey Act. Without limiting the foregoing, the sale, assignment, transfer, pledge or other disposition of any security, issued by the Corporation is conditional and shall be ineffective if disapproved by the New Jersey Commission. Every security issued by the Corporation shall bear on both sides of the certificate evidencing such security, a statement of the restrictions imposed by this provision.

To the extent that the continued holding of any security of the Corporation by a holder would result in the Corporation or any subsidiary, intermediary or holding company thereof being no longer qualified to continue as a casino licensee in the State of New Jersey, the Corporation shall have the absolute right to repurchase the securities held by said holder at the lesser of the price paid by said holder for said securities or the market price. The Corporation shall exercise its right to repurchase any security as provided above within ten (10) days after receipt from the New Jersey Commission of notice of disapproval or disqualification of a holder.

3. The number of shares entitled to vote upon the amendment was 3,002,500.

4. That in lieu of a meeting and vote of the sole shareholder and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the sole shareholder without a meeting pursuant to the written consent of the sole shareholder and the number of shares represented by such consent is 3,002,500 shares.

Dated this 29th day of December, 1988.

GNOC, CORP.

By:	/s/ Dennis P. Venuti
Dennis P. Venuti

Its:	Vice President and Secretary
Vice President and Secretary

CERTIFICATE OF MERGER

OF

GNAC, CORP.

INTO

GNOC, CORP.

Pursuant to the provisions of Title 14A of the Revised Statutes of New Jersey, the undersigned corporation hereby executes the following Certificate of Merger.

1. GNAC, CORP., a corporation organized and existing under the laws of the State of New Jersey and owning all of the outstanding shares of each class and series of GNOC, CORP., a corporation organized and existing under the laws of the State of New Jersey hereby agrees to merge itself into GNOC, CORP., which is hereinafter designated as the surviving corporation.

The total authorized capital stock of the surviving corporation shall be 5,000,000 shares of Common Stock, $.01 par value per share.

The address of the surviving corporation’s registered office is 820 Bear Tavern Road, Third Floor, West Trenton, New Jersey, 08628 and the name of its registered agent at such address is C.T. Corporation System.

2. The Agreement and Plan of Merger, attached hereto, was duly approved by the board of directors and by the sole shareholder of the undersigned parent corporation on December 12, 1995.

As to the shareholder of the undersigned parent corporation entitled to vote, the number of shares entitled to vote thereon and the number of shares of any class or series entitled to vote thereon and the number of shares of any class or series entitled to vote thereon as a class, the designation and number of shares entitled to vote thereon of each such class or series are:

Total Number of Shares Entitled to Vote	Designation of Each Class or Series Entitled to Vote as a Class (if any)	Number of Shares Entitled to Vote of such Class or Series (if any)
10 shares, Common Stock	—	—

The number of shares of the undersigned parent corporation stock voted for and against the plan respectively and the number of shares of any class or series entitled to vote as a class that voted for or against the plan, are:

Total Shares Voted For	Total Shares Voted Against	Class or Series	Shares Voted For	Shares Voted Against
10	0	—	—	—

3. The number of outstanding shares of each class and series of GNOC, CORP., the subsidiary corporation, party to the merger and the number of such shares of each class and series owned by the parent corporation is as follows:

Class	Series	Number of Shares Outstanding	Number of Shares Owned By Parent
Common	—	3,002,500	3,002,500

4. The effective date of the Certificate shall be upon the date of filing by the Secretary of State.

IN WITNESS WHEREOF, the undersigned corporation, has caused this Certificate of Merger to be executed in its name by its President as of the 12th day of December 1995.

GNAC, CORP.
By:	/s/ Wallace R. Barr
Wallace R. Barr

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated this 12th day of December, 1995 by and between GNOC, CORP, a New Jersey corporation (“GNOC”) and GNAC, CORP., a New Jersey corporation (“GNAC”).

W I T N E S S E T H:

The authorized capital stock of GNAC consists of 2,500 shares of Common Stock, no par value per share (“GNAC Stock”). The authorized capital stock of GNOC consists of 3,000,000 shares of Common Stock, 1¢ par value per share (“GNOC Stock”). GNOC is the parent Company of GNOC, and GNOC and GNAC are desirous of simplifying their business procedures by merging GNAC with and into GNOC pursuant to the statutory merger provisions of the New Jersey Business Corporation Act. The sole shareholder of GNAC has given the Merger approval required by the New Jersey Business Corporation Act.

It is the further intention of GNOC and GNAC that the merger contemplated herein shall constitute a tax free reorganization, as defined in Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement and Plan of Merger shall constitute a Plan of Reorganization.

NOW, THEREFORE, GNOC and GNAC do hereby adopt this Agreement and Plan of Merger and do hereby agree that GNAC shall merge with and into GNOC (the “Merger”) and that the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of surrendering and exchanging the shares of GNAC for shares of GNOC, and such other details and provisions with respect to the Merger as follows:

ARTICLE I

GNAC shall be merged with and into GNOC, and the separate existence of GNAC shall cease on the Effective Date of the Merger (hereinafter defined). At that time, GNOC and GNAC shall become a single corporation, which shall be GNOC and which shall be called GNOC and which shall survive the Merger and shall continue to exist under and be governed by the laws of the State of New Jersey.

ARTICLE II

The Certificate of Incorporation of GNOC in effect immediately prior to the Effective Date of the Merger shall be and continue to be the Certificate of Incorporation of GNOC, as the surviving corporation, until the same shall be amended or changed as provided by law. There will be no amendments to the Certificate of Incorporation of GNOC as a result of the Merger.

ARTICLE III

The By-Laws of GNOC in effect immediately prior to the Effective Date of the Merger shall be and continue to be the By-Laws of GNOC, as the surviving corporation, until the same shall be altered, amended or repealed.

ARTICLE IV

On the Effective Date of the Merger: (a) Each share of GNOC Stock issued and outstanding on the Effective Date of the Merger shall be and continue to be an issued and outstanding share of GNOC Stock; and (b) each share of GNAC Stock issued and outstanding on the Effective Date of the Merger shall be surrendered and cancelled and shall be converted into and become one fully paid and nonassessable share of GNOC Stock.

After the Effective Date of the Merger, each holder of an outstanding certificate or certificates which theretofore represented a share or shares of GNAC Stock shall surrender said certificate or certificates to GNOC, or its designated exchange agent, and shall be entitled to receive in exchange for said certificate or certificates a certificate representing the number of shares of GNOC Stock received in the Merger as stated in (b) above.

ARTICLE V

The Board of Directors and the Officers of GNOC on the Effective Date of the Merger shall be and continue to be the Board of Directors of GNOC, as the surviving corporation, until all or any of them shall be removed or their respective terms of office shall expire.

ARTICLE VI

On the Effective Date of the Merger, GNOC shall thereupon and thereafter possess all the rights, privileges, immunities, powers, franchises and purposes, both public and private, of GNOC and GNAC, and all of the property, real, personal and mixed, tangible and intangible, and franchises of GNOC and GNAC, and all debts due on whatever account to either of them, including subscriptions to shares and other choses in action belonging to GNOC or GNAC, shall be taken and deemed to be transferred to and vested in GNOC without further act or deed; and the title to any real estate or any interest therein, vested in GNOC and GNAC shall not revert or be in any way impaired by reason of such Merger.

GNOC shall thenceforth be responsible for all of the obligations and liabilities of GNOC and GNAC. Neither the rights of the creditors of, nor the rights of any persons dealing with, GNOC or GNAC, nor any liens upon the property of such corporations, shall be impaired by the Merger. Any claim existing or action proceeding pending by or against GNOC or GNAC may be prosecuted to judgment as if the Merger had not taken place, and GNOC, as the surviving corporation, may be proceeded against or substituted in the place of GNAC. Any taxes, penalties and public accounts claimed against either of the merging companies but not settled, assessed or determined prior to the Effective Date of the Merger, shall be settled, assessed or determined against GNOC and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of GNOC.

ARTICLE VII

The Agreement and Plan of Merger will be submitted to the shareholders of GNOC and GNAC for their approval to the extent required by the New Jersey Business Corporation Act and in the manner provided by the New Jersey Business Corporation Act.

ARTICLE VIII

The Effective Date of the Merger shall be the date that this Certificate is filed and recorded by the Secretary of State of the State of New Jersey, such filing and recordation not to be accomplished prior to GNOC and GNAC obtaining necessary approvals from The New Jersey Casino Control Commission.

ARTICLE IX

A Certificate of Merger, incorporating this Agreement and Plan of Merger, as required by the New Jersey Business Corporation Act, shall be executed by the President and Secretary of GNOC and GNAC under the respective Corporate Seals and the said Certificate of Merger shall be filed in the Office of the Secretary of State of the State of New Jersey.

ARTICLE X

This Agreement and Plan of Merger may be abandoned in the discretion of the majority of directors of either GNAC or GNOC at any time prior to the Effective Date of the Merger without further action or approval by the shareholders of either corporation.

IN WITNESS WHEREOF, GNOC and GNAC have caused this Agreement and Plan of Merger to be executed in their respective corporate names by their respective duly authorized officers and attested by their respective Secretaries, all on the day and year first above written.

ATTEST:	GNOC, CORP.
/s/	/s/ Wallace R. Barr
, Secretary	Wallace R. Barr, President
(Corporate Seal)

ATTEST:	GNAC, CORP.
/s/	/s/ Wallace R. Barr
, Secretary	Wallace R. Barr, President
(Corporate Seal)

CERTIFICATE OF MERGER

OF

GNF, CORP. (a New Jersey Corporation)

WITH AND INTO

GNOC, CORP., (a New Jersey Corporation)

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of New Jersey, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations a “Constituent Corporation” and collective, the “Constituent Corporations”) of the merger (the “Merger”) are:

NAME	STATE OF INCORPORATION
GNF, Corp.	New Jersey
GNOC, Corp.	New Jersey

SECOND: That an Agreement of Merger and Plan of Reorganization, dated as of August 19, 1999 (the “Merger Agreement”), by and between GNF, Corp. (“GNF”) and GNOC, Corp. (“GNOC”) has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with the provisions of (and written consent of the stockholders of the Constituent Corporations has been given) and in accordance with Title 14A of the Revised Statutes of New Jersey.

THIRD: That the name of the surviving corporation in the Merger is GNOC (hereinafter, the “Surviving Corporation”), which will continue in existence as said Surviving Corporation under its present name upon the effective date of the Merger pursuant to the provisions of the General Corporation Law of the State of New Jersey.

FOURTH: That the Amended and Restated Certificate of Incorporation of GNOC, Corp., the Surviving Corporation, shall continue to be the Certificate of Incorporation of said surviving corporation.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which currently is, Boston and Pacific Avenues, Atlantic City, New Jersey 08401.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: GNF, Corp. has 1,000 shares of common stock outstanding and entitled to vote, all of which voted for the Merger. GNOC, Corp. has 3,002,510 shares of common stock outstanding and entitled to vote, all of which voted for the Merger.

EIGHTH: That this Certificate of Merger shall be effective on the date same is filed with the Secretary of State.

IN WITNESS WHEREOF, GNOC, Corp. has caused this Certificate of Merger to be signed as set forth below.

Dated: August 19, 1999

GNOC, Corp., a New Jersey corporation

By:	/s/ Donna M. Graham
Donna M. Graham, Senior Vice President and Chief Financial Officer

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

OF

GNF, CORP. (a New Jersey corporation)

WITH AND INTO

GNOC, CORP. (a New Jersey corporation)

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATIONS, dated as of August 19, 1999 (the “Agreement”) is entered into by and between GNF, Corp., a New Jersey corporation (“GNF”), and GNOC, Corp., a New Jersey corporation (“GNOC”).

RECITALS

WHEREAS, GNF is a New Jersey corporation and its agent for service of process in the State of New Jersey is Bernard E. DeLury, Jr., Esq., Boston and Pacific Avenues. Atlantic City, New Jersey 08401; and

WHEREAS, the total number of shares of stock which GNF has authority to issue is 2,000 shares of common stock, no par value (the “Common Stock”); and

WHEREAS, GNOC is the parent company of GNF, and owns all of the issued and outstanding shares of capital stock of GNF (1,000 shares); and

WHEREAS, GNOC is a New Jersey corporation and its agent for service of process in the State of New Jersey is C T Corporation System, 830 Bear Tavern Road, Trenton, New Jersey 08628; and

WHEREAS, the total number of shares of stock which GNOC has authority to issue is Five Million (5,000,000) shares of common stock, no par value; and

WHEREAS, immediately following the merger (as hereinafter defined), the common shares of stock of GNF will be cancelled; and

WHEREAS, the respective Boards of Directors deem it advisable and to the advantage, welfare and best interests of GNF and GNOC, respectively, and their respective stockholders, shareholders or sole member, as applicable to merge (such transaction, “the Merger”) GNF with and into GNOC pursuant to the provisions of the New Jersey General Corporation Law (“NJGCL”), and upon the terms and conditions hereinafter set forth; and

WHEREAS, each of GNF and GNOC intends that the Merger occur effective as of the date the Certificate of Merger is filed with the Secretary of State; and

WHEREAS, each of GNF and GNOC intends that (i) the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Agreement constitute a “plan of reorganization” within the meaning of Sections 368 and 354 of the Code and (iii) each of and GNOC constitute a “party to the reorganization” within the meaning of Section 368(b) of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto, being thereunto duly advised, and approved by resolutions adopted by the Board of Directors of GNF on the date hereof, and duly advised, and approved by resolutions adopted by the Board of Directors of GNOC on the date hereof, this Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. GNF shall, pursuant to the provisions of the NJGCL, be merged with and into GNOC, with GNOC as the surviving corporation from and after the Effective Time (as hereinafter defined) of the Merger. GNOC shall hereinafter sometimes be referred to as the “Surviving Corporation,” and shall continue to exist as such Surviving Corporation under its present name pursuant to the provisions of the NJGCL. The separate existence of GNF, which shall hereinafter sometimes be referred to as the “Terminating Corporation,” shall cease at such Effective Time in accordance with the provisions of the NJGCL.

2. From and after the Effective Time of the Merger, the separate existence of GNF will cease, and GNOC, as the Surviving Corporation in the Merger, shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities, and duties of each of GNOC and GNF; and all singular rights, privileges, powers and franchises of GNF, and all property, real, personal and mixed of, and all debts due to GNF on whatever account, as well as for stock subscriptions and all other things in action or belonging to GNF, shall be vested in GNOC; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of GNOC as they were of GNF, and the title to any real estate vested by deed or otherwise in GNF shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of GNF shall thenceforth attach to GNOC, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

3. The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of GNOC as it exists at the Effective Time shall continue in full force and effect after the Effective Time until changed, altered or amended as therein provided and in the manner prescribed by the provisions thereof and the NJGCL.

4. The Amended and Restated Bylaws of GNOC (the “Bylaws”) as they exist at the Effective Time shall continue in full force and effect after the Effective Time until changes, altered or amended as therein provided and in the manner prescribed by the provisions thereof, the Certificate of Incorporation of GNOC and the NJGCL.

5. The directors and officers of GNOC in office at the Effective Time shall continue in office after the Effective Time until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of GNOC.

6. At the Effective Time, each share of Common Stock, no par value, of the Terminating Corporation, which is issued and outstanding at the Effective Time, shall be automatically canceled and retired and shall cease to exist

7. At the Effective Time, each then-outstanding share of capital stock of GNOC shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged and continue to remain outstanding as one share of capital stock of the Surviving Corporation.

8. GNF and GNOC agree that they will cause to be executed and filed and recorded any document or documents including, but not limited to, a Certificate of Merger, substantially in the form attached hereto as Annex A (the “Certificate of Merger”), prescribed by the laws of the State of New Jersey and, if necessary, the laws of any other State, and that they will cause to be permitted all necessary acts within the State of New Jersey and elsewhere to effectuate the Merger.

9. This Agreement and the Merger shall be effective at the date and time (the “Effective Time”) on which the certificate of merger with respect to the Merger (“Certificate of Merger”) is filed with and accepted for record by the Secretary of State of the State of New Jersey, or at such later date and time as may be set forth in the Certificate of Merger.

10. Both before and after the date first written above, each party hereto shall cooperate in good faith with the other party and will perform all further acts and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the consummation of the transactions contemplated hereby.

11. This Agreement may be terminated by mutual consent of the parties hereto.

12. This Agreement constitutes the complete, final and exclusive statements of the terms of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

13. This Agreement will be governed by the laws of the State of New Jersey without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

14. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

GNF, CORP., New Jersey corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Director, President and Chief Operating Officer

GNOC, CORP., a New Jersey corporation

By:	/s/ Donna M. Graham
Donna M. Graham, Senior Vice President and Chief Financial Officer

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

GNOC, CORP.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the

Certificate Of Incorporation Amendments And Mergers as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 24th day of September, 2007

/s/ Michellene Davis
Michellene Davis Acting State Treasurer